As filed with the Securities and Excange Commission on May 18, 1998.
File No._____________                             Commission file number: 0-9476


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             FLEXWEIGHT CORPORATION
                 (Name of Small Business Issuer in Its Charter)

          Kansas                                       48-0680109
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification No.)


                  FLEXWEIGHT CORPORATION 1998 STOCK OPTION PLAN
                              (Full Title of Plan)


                  2133 East 9400 South, #151 Sandy, Utah 84093
                     (Name and Address of Agent for Service)

                                 (801) 944-0701
          (Telephone number including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
                                        Proposed     Proposed
                                        Maximum      Maximum
Title of                                Offering    Aggregate    Amount of
Securities               Amount to be   Price Per    Offering   Registration
to be Registered          Registered     Share(1)    Price(1)       Fee
-----------------------  ------------   ---------   ----------  ------------
Common Stock, $.10 p.v.    700,000      $ 5.625     $3,937,500      $1161.56


                                          Total     $3,937,500      $1161.56


(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 1, 1998, a date within five business days prior to the date of filing of this registration statement.


     In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Flexweight Corporation 1998 Stock Option Plan described herein.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

     (a)   The Registrant's Form 10-K/A, filed on January 28, 1998; and

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

     (c) The description of the Common Stock which is contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein be reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

     The common stock of the Company is registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

The Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of certain circumstances.

         When a person is sued or prosecuted in a criminal action, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties on out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys' fees incurred in the defense of the proceedings, if both of the following conditions exist:

         (a) The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.
         (b) The court finds that his conduct fairly and equitably merits such indemnity.

         The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys' fees incurred in the defense of the proceedings, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the stockholders in the manner provided in Article II, Section 2, for giving notice of stockholders meetings, in such form as the court directs.

According to the Kansas Statutes Chapter 17, Article 63 (Statute 17-6305) the Corporation has the power to indemnify officers, directors, employees and agents of the Corporation under certain circumstances. Below is the statute in full:

         (a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

         (d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section . (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

 4.1    Articles of Incorporation of the Company(1)

 4.2    Amendment to Articles of Incorporation of the Company(2)

 4.3    By-Laws of the Company(1)

 4.4    The Company's 1998 Stock Option Plan

 4.6    Opinion of Kevin Woltjen, Esq. with consent.

 4.7    Consent of Jones, Jensen CPA, P.C. independent accountants.
------------------------


Item 9.  Undertakings

     1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the date set forth below.

                                   FLEXWEIGHT CORPORATION



Dated: May 4, 1998                                By:  s/Walter Sanders
                                                  Walter Sanders, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


SIGNATURES                            TITLE                      DATE
------------------------   ------------------------------   ---------------


/s/ Walter Sanders               President, Director                 May 4, 1998
Walter Sanders, President


/s/Charles(Sonny)Longson         Vice-President, Director            May 4, 1998
Sonny Longson, Vice-President


/s/Richard Capri                 Secretary/Treasurer, Director       May 4, 1998
Richard Capri, Secretary/Treasurer



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused the registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah on May 4, 1998.

                                        FLEXWEIGHT CORPORATION
                                        STOCK OPTION PLAN



                                       By: /s/Walter Sanders
                                           Walter Sanders, Plan Administrator

                               EXHIBIT INDEX



 4.4    The Company's 1998 Stock Option Plan

 4.6    Opinion of Kevin Woltjen, P.C. with consent.

 4.7    Consent of Jones, Jensen CPA, P.C. independent accountants.

                                   Exhibit 4.4

                           FLEXWEIGHT CORPORATION
                           1998 STOCK OPTION PLAN



            Adopted by the Board of Directors: May 4, 1998



     1.  Purpose.

     The  purpose  of  this  plan  (the  "Plan")  is to  secure  for  Flexweight
Corporation(the "Company") and its shareholders the benefits arising from capital stock ownership by employees or officers of, and consultants or advisors to, the Company corporation who have contributed to the Company in the past and who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

     2. Type of Stock or Options and Administration.

          (a) Types of Stock or Options. The shares of Common Stock issued for services rendered or the stock options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (the "Board"), or a Committee (the "Committee") designated by the Board of Directors. The stock options are non-statutory options and are not intended to meet the requirements of Section 422 of the Code.

          (b) Administration. The Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a Committee appointed by the Board, and if the Committee is so appointed all references to the "Board" in this Plan shall mean and relate to such Committee. The Board may in its sole discretion authorize the issuance of Common Stock for services rendered, or may grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan; or the Board may delegate the power to issue shares or grant options to the Committee. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective stock issuance agreements, the option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective stock issuance agreements or option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock issuance agreement or option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination under the Plan made in good faith.

          (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     3.  Eligibility

          (a) General. Options may be granted to persons who are, at the time of issuance or grant, employees or officers of, or consultants or advisors to, the Company; and Common Stock or Options may be issued to consultants or advisors who have rendered (in the case of stock issuances) or are rendering and are expected to continue to render (in the case of Options) consulting or advisory services, including Professional advisory services, to the Company, not involving a capital raising transaction.


          (b) Grant of Options to Officers. The selection of an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of either stock or an option, the timing of the stock issuance or the option grant, the exercise price of the option and the number of shares subject to the issuance or the option shall be determined either (i) by the Board, or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person". For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b- 3, as such term is interpreted from time to time.

          (c) Issuance of Stock. Stock may be issued only to eligible persons for (i) services (as defined in Section 3(a) above) which have been rendered (including incidental expenses incurred in connection with the rendering of services) to the Company, or (ii) upon the exercise of previously granted stock options.

     4.  Stock Subject to Plan.

     Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan, including shares issuable pursuant to the exercise of stock options, is 700,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or stock issuances under the Plan.

     5. Forms of Stock Issuance Agreements and Option Agreements.

     As a condition to the issuance of Stock or the grant of an option under the Plan, each recipient of either stock or an option shall execute either an employee or advisor compensation agreement or an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such agreements may differ among recipients.

     6.  Purchase Price.

          (a) General. The stock issuance price and the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board.


          (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board), or (iii) by any combination of such methods of payments. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of any option shall be determined by the Board.

     7.  Option Period.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, and options shall be subject to earlier termination as provided in the Plan.

     8.  Exercise of Options.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

     9.  Nontransferability of Options.

     All options granted to Reporting Persons shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

     10. Effect of Termination of Employment or Other Relationship.

          (a) Options. Subject to the provisions of the Plan, the Board shall determine the period of time during which an optionee or his/her valid assigns may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee, but such period shall in no event be less than three months. Such periods shall be set forth in the agreement evidencing such option.

          (b) Stock. Shares of stock that are issued for services rendered pursuant to this Plan may not be canceled by the Company; provided that when the shares are issued, the recipient of the shares shall acknowledge having received full payment for the services previously rendered and shall waive any right to additional or different payment by the Company for such services.

     11.  Additional Provisions.

          (a) Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitations restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

          (b) Acceleration, Extension, Etc. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Rule 16b-3.

     12.  General Restrictions.

     The shares issued pursuant to this Plan and each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares, including the shares subject to such option, upon any securities exchange or under any state or federal law, or that the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued or such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board.

     13. Rights as a Shareholder.

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     14. Adjustment Provisions for Recapitalizations and Related Transactions.

          (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities, of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Rule 16b-3.

          (b)  Board Authority to Make Adjustments.

Any adjustments under this Section 14 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     15.  Merger, Consolidation, Asset Sale, Liquidation, Etc.

          (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transactions unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger ( "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

          (b) Substitute Stock or Options. The Company may issue stock or grant options under the Plan in substitution for stock or options held by employees of, or consultants or advisors to, another corporation who become employees of or consultants or advisors to the Company or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute stock be issued or options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     16.  No Special Employment Rights.

     Nothing contained in the Plan or in any stock issuance or option shall confer upon any recipient or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient or optionee.

     17. Amendment of the Plan.

          (a) The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under any law or rule, the Board may not effect such modification or amendment without such approval.

          (b) The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of stock or an optionee, affect his or her rights under stock or an option previously issued or granted to him or her. With the consent of the recipient or optionee affected, the Board may amend outstanding stock agreements or option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding stock or option to the extent necessary to ensure the qualifications of the Plan under Rule 16b-3.

     18.  Withholding.

          (a) The Company shall have the right to deduct from payments of any kind otherwise due to the recipient or optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued or issuable upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the recipient or optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issued or issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the recipient or the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A recipient or optionee who has made an election pursuant to this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

     19. Cancellation and New Grant of Options, Etc.

     The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution thereof of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

     20. Effective Date and Duration of the Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board. Amendments to the Plan shall become effective when adopted by the Board. Shares may be issued and options may be granted under the Plan at any time after the effective date and before the date fixed as the termination date of the Plan.

          (b) Termination. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the issuance of shares or the exercise or cancellation of options granted under the Plan. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate with respect to options on the date specified in (ii) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

     21.  Provision for Foreign Participants.

     The Board of Directors, may, without amending the Plan, modify stock issuances or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdiction with respect to tax, securities, currency, employee benefit or other matters.

     22. Registration of Shares and Options.

     In the Board's discretion, the Board may agree with respect to certain shares and options issued under the Plan, to prepare and file Registration Statements on Form S-8, which Registration Statements may include reoffer prospectuses as that term is defined in Form S-8, to register and continue to keep effectively registered for resale the shares issued as compensation under the Plan and the shares of Common Stock issued upon the exercise of options granted under the Plan.


                        Adopted by the Board of Directors
                                   May 4, 1998

                                   Exhibit 4.6

                                KEVIN S. WOLTJEN
                                 ATTORNEY AT LAW
                           (ADMITTED IN ILLINOIS ONLY)
                         900 Jackson Street - Suite 600
                                Dallas, TX 75202
                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674


May 12, 1998

Board of Directors
Flexweight Corporation
2133 East 9400 South - Suite 151 Sandy, UT 84093

To the Board of Directors of Flexweight Corporation:

Flexweight Corporation, a Kansas corporation (the "Company"), has informed me of its intention to file with the Securities and Exchange Commission ("SEC"), on or about May 12, 1998, a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning the issuance of 700,000 shares (the "Shares") of the Company's common stock, par value $0.10 ("Common Stock"), pursuant to an employee benefit plan (the "Plan"). In connection with the filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of such Shares.

This opinion letter (this "Opinion") us governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

You have represented to m that the Company is current in its filings with the SEC, that the Company's board of directors has authorized the filing of a Form S-8 and that the quantity of shares to be included in the Form S-8 is available for issuance based on the quantity authorized for issuance in the Company's Articles of Incorporation and on the amount of shares actually issued and outstanding. Based on these representations and to the best of my knowledge, I am of the opinion that the Form s-8 is an available for of registration and that the Shares issuable pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Company. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

         A. I expressly except from the opinion set forth herein any opinion or position as to whether or to what extent a Kansas court or any other court would apply Kansas law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.
         B. In expressing the opinion set forth herein, I have assumed the authenticity and completeness of all corporate documents, records and instruments provided to me by the /Company and its representatives. I have assumed the accuracy of all statements of fact contained therein. I have assumed that the information provided to me by the Company is correct and that there are shares available to be issued pursuant to the Plan. I have further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of al such documents.
         C. In rendering the opinion that the shares of Common Stock to be registered pursuant to Form S-8 and issued under the Plan will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's board of directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellation of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company will have been paid in full and actually received by the Company when the Shares are actually issued.
         D. I expressly except from the opinion set forth herein any opinion concerning the need for compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Kansas or any other jurisdiction with regard to any other issue not expressly addressed herein, which exclusion shall apply, but not be limited to, the subsequent tradeability of the Shares on either state or Federal level.
         E. In rendering the opinion that Form S-8 is available, I have assumed that the Company is satisfying the various substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they be of federal or state origin.
         F. The opinion contained in this letter is rendered as of the date hereof, and I undertake no and disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

     This Opinion may be relied upon by you only in connection with filing of the Registration Statement and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance my prior written consent. In the event that any of the facts are different from those which have been furnished to me and upon which I have relied, the conclusions as set forth above cannot be relied upon.

     I hereby consent to the use of this Opinion as an exhibit to the Registration Statement.

     Sincerely,

     /s/Kevin S. Woltjen

     Kevin S. Woltjen

                                   Exhibit 4.7

 Jones, Jensen, CPA, P.C.
Telephone (801) 328-4408                         50 South Main Street Suite 1450
                           Salt Lake City, Utah 84144


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report dated May 4,1998, relating to the financial statements of Flexweight Corporation as of August 31, 1998.


    /s/Jones, Jensen, CPA, P.C.

By:  Jones, Jensen, CPA, P.C.

May 4, 1998
Salt Lake City, Utah